Filed electronically with the Securities and Exchange Commission on April 28, 2006.

File No. 811-620

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 18

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ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.
(Exact Name of Registrant as Specified in Charter)

655 Third Avenue, New York, New York 10017
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 573-9354

James H. Bluck
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
(Name and Address of Agent for Service)

CONTENTS

ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.

Prospectus
• • • • • • • • • • • • • •
May 1, 2006
• • • • • • • • • • • • • •
A No-Load Fund
• • • • • • • • • • • • • •
Primary Objective: Capital Appreciation
Secondary Objective: Income

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

An investment in the Fund is not a deposit or obligation of, or guaranteed or endorsed by, any bank and is not insured by the Federal Deposit Insurance Corporation or any other agency.

The offer and sale of the securities offered by means of this Prospectus have not been registered under the Securities Act of 1933, as amended. Shares of the Fund may be offered and sold only to Eligible Institutions whose principal offices are located in the State of New York and may not be transferred, except to another Eligible Institution whose principal office is located in the State of New York.

This Prospectus does not constitute an offer in any state or jurisdiction outside the State of New York.

Additional Information and Shareholder Inquiries

A current Statement of Additional Information (“SAI”) which includes additional information about the Fund is on file with the Securities and Exchange Commission as part of the Fund’s registration statement on Form N-1A. The SAI is incorporated herein by reference, which means that it is legally considered part of this Prospectus.

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

The SAI, annual report and semi-annual report are available without charge upon request. To obtain a copy of the current SAI, annual or semi-annual report or other information about the Fund or to make shareholder inquiries:

Call:	800-527-3713
Write to:	Shay Financial Services, Inc.
230 West Monroe Street, Suite 2810
Chicago, Illinois 60606

The SAI and the Fund’s annual and semi-annual reports to shareholders may be downloaded from the Fund’s Internet site at http://www.amffunds.com/html/materials.html.

You may view and copy the SAI and other information about the Fund by visiting the Securities and Exchange Commission’s Public Reference Room in Washington, DC, or by visiting the EDGAR Database on the Commission’s Internet site at http://www.sec.gov. Copies of this information may also be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the Commission’s Public Reference Section, Washington, DC 20549-0102. You may also call the Commission at 202-942-8090 for information about the operation of the Commission’s Public Reference Room.

You should read this Prospectus and retain it for future reference.

Investment Company Act of 1940 File No.: 811-620

CONTENTS

CONTENTS
	Page		Page
Key Points	2	Share Purchase Procedures	9
Performance Summary	4	Anti-Money Laundering Program	9
Fees and Expenses of the Fund	5	Redeeming Shares	10
Eligible Institutions	6	Frequent Purchases and Redemptions of
Investment Objectives and Strategies	6	Fund Shares	11
Principal Risks	7	Understanding Performance	12
Portfolio Holdings	8	Dividends, Distributions and Federal Income
Share Price — Net Asset Value	8	Tax Status	12
Purchase of Fund Shares	8	Portfolio Management	13
		Administrator, Transfer Agent and Custodian	14
		Distributor	14

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KEY POINTS

Eligible Investment for New York Savings Banks: The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law and certain other Eligible Institutions, as defined below.

Eligible Institutions: Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that have their principal offices within the State of New York. An “Eligible Institution” means: (i) a savings bank or savings and loan association organized under the laws of the State of New York, (ii) a federal savings association organized under the laws of the United States, (iii) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, (iv) a life insurance department of any such savings bank, savings and loan association or savings association, (v) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, (vi) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees or (vii) any insurance company or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.

Eligible Investments by the Fund: In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will invest only in securities in which a savings bank may invest.

Objectives: The Fund’s primary investment objective is to achieve capital appreciation. The objective of income is secondary.

Principal Strategies: The Fund seeks to achieve these objectives by investing in a diversified portfolio of equity securities consisting primarily of common stocks of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of the Fund’s Investment Adviser. The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with market capitalizations in excess of $8 billion. There is no assurance that the Fund in fact will achieve these objectives.

Risks: All investments in equity mutual funds, like the Fund, involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money. The principal risk factors for the Fund are summarized below.

•
Market and Investment Risks. The value of the Fund’s shares will fluctuate in accordance with the value of the securities held in its portfolio. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

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•
Portfolio Management Risks. The Investment Adviser’s skill will affect the ability of the Fund to achieve its investment objectives. The strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund’s performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

•
Limitations on the Amount of Redemptions. The amount that may be withdrawn from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

•
Regulatory Risks. All of the Fund’s shareholders are financial institutions (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the types of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives. Regulatory changes also may affect the ability of Eligible Institutions to invest in the Fund, which could result in a reduction in the size of the Fund and have other adverse effects on the Fund.

Investments Not Insured or Guaranteed: An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Remainder of this page is intentionally left blank.]

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PERFORMANCE SUMMARY

The bar chart and table shown below provide an indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year over a 10-year period and by showing how the Fund’s average annual returns for one, three, five, and ten years compare to those of a broad-based securities market index. All returns assume reinvestment of dividends. The Fund’s past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Year-by-Year Total Returns (as of December 31 of each year)

Best Quarter: 4th Quarter, 1998 +21.31%
Worst Quarter: 3rd Quarter, 2002 -12.67%

Average Annual Total Returns (Years ended December 31, 2005)

	1 Year	3 Years	5 Years	10 Years
Asset Management Fund Large Cap Equity Institutional Fund, Inc.
Return before taxes	-2.70%	6.33%	-0.64%	7.95%
Return after taxes on distributions*	-3.42%	5.69%	-1.47%	6.42%
Return after taxes on distributions and sale of Fund shares*	-0.79%	5.38%	-0.80%	6.37%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)**	4.91%	14.39%	0.54%	9.07%

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*
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

**	The S&P 500 Index is the Standard & Poor’s Composite Index of 500 Stocks, which is a commonly recognized unmanaged price index of 500 widely held common stocks.

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FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (fees paid directly from your investment) NONE

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)*

Management Fees 0.75%
Distribution or Service (12b-1) Fees NONE
Other Expenses 0.69%
Administration, Transfer Agent and Custodian Fees0.14%
Professional and Directors’ Expenses0.39%
Insurance, Printing and Miscellaneous Expenses0.16%
Total Annual Fund Operating Expenses1.44%
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* Annual Fund operating expense figures are for the fiscal year ended December 31, 2005, and are expressed as a percentage of the Fund’s average net assets.

Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, all dividends and distributions are reinvested and the Fund’s operating expenses described in the preceding table remain the same as a percentage of net assets. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$147	$456	$787	$1,724

The Fund does not charge any deferred sales charge or other redemption fee, and you would pay the same expenses shown in the Example if you did not redeem your shares.

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ELIGIBLE INSTITUTIONS

The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law and certain other Eligible Institutions, as defined below. Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that are resident in the State of New York. An Eligible Institution will be deemed to be a resident of the State of New York only if it has its principal office within the State of New York. An “Eligible Institution” means:

•	a savings bank or savings and loan association organized under the laws of the State of New York,

•	a federal savings association organized under the laws of the United States,

•	a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association,

•	a life insurance department of any such savings bank, savings and loan association or savings association,

•	a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary,

•
a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees, or

•	any insurance company and any of its subsidiaries or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.

Federal law may further restrict the ability of certain Eligible Institutions to invest in the Fund. Each Eligible Institution should consult its own advisers with respect to limitations, if any, imposed on its investments in the Fund by applicable banking laws or regulations.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. There is no assurance that the Fund will, in fact, achieve these objectives.

The Board of Directors may change the Fund’s investment objectives without shareholder approval whenever in its judgment economic or market conditions warrant.

Eligible Investments

In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will not make any investment or engage in any transaction which would cause the Fund’s shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of investments the Fund may make by generally limiting savings banks to investing in investment companies that invest in securities in which a savings bank may itself invest.

As currently in effect, the New York Banking Law and the Banking Department’s interpretations thereof permit the Fund to invest in common stocks of U.S. domestic corporations that are traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, preferred stocks of U.S. domestic corporations that meet certain financial tests and corporate interest-bearing securities that are not in default as to either principal or interest when acquired.

Restrictions and policies of the Fund that are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund’s shareholders.

Principal Investment Strategies

The Fund invests primarily in equity securities of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of the Investment Adviser. Specifically, the Investment Adviser looks for companies with strong balance sheets and sustainable earnings growth. In evaluating

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the prospects for a company’s growth and earnings, the Investment Adviser considers, among other things, the company’s historical performance and growth strategy, the growth rate of the industries in which it operates and the markets into which it sells, the nature of its competitive environment, technological developments and trends in market share. In attempting to determine reasonable price levels for a company’s securities, the Investment Adviser utilizes a variety of measurement methods, including discounted cash flow analysis of expected earnings streams and an evaluation of the company’s price-to-earnings ratio.

The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with market capitalizations in excess of $8 billion. The Fund may invest up to 20% of its assets in equity securities of smaller companies. The equity securities in which the Fund may invest also include common stocks that do not pay dividends, preferred stocks and corporate debt securities convertible into common stock.

Under normal market conditions, it is the Fund’s policy to invest at least 80% of its net assets (measured at the time of such investment) in the equity securities of large-capitalization companies and, to the extent reasonably practicable, at least 80% of its assets in common stock. However, if the Fund’s Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, and subject to restrictions, if any, imposed by the New York Banking Law, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund’s investment objectives.

To a limited extent, the Fund also may engage in other investment practices.

More information about the Fund’s investments and strategies is provided in the SAI.

PRINCIPAL RISKS

All investments in equity mutual funds, like the Fund, involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money. The principal risk factors for the Fund are discussed below. Before you invest, please make sure you understand the risks that apply to your investment.

Market and Investment Risks

The value of the Fund’s shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

The Fund may invest up to 20% of its assets in the securities of companies with market capitalizations of less than $8 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices are more volatile and their securities may be less liquid than the securities of larger companies.

Portfolio Management Risks

The Investment Adviser’s skill in choosing investments for the Fund will affect the ability of the Fund to achieve its investment objectives, and the investment strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund’s performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

Limitation on the Amount of Redemptions

The amount that may be withdrawn from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

Regulatory Risks

All of the Fund’s shareholders are financial institutions (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the type of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives.

The ability of Eligible Institutions to invest in the Fund (and the amounts that they may invest) is subject to both federal and state regulation. Further regulatory restrictions on the ability of Eligible

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Institutions to invest in the Fund (or on the size of their investments) could result in a reduction in the size of the Fund and an increase the Fund’s expense ratio, affect the Fund’s ability to achieve economies of scale, result in a reduction in the Fund’s investment returns and adversely affect the ability of the Fund to achieve its investment objectives.

PORTFOLIO HOLDINGS

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s holdings of portfolio securities is available in the SAI.

SHARE PRICE — NET ASSET VALUE

The price of the Fund’s shares is also referred to as its net asset value or NAV per share. The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding:

Net Asset Value =     Total Assets - Liabilities
Number of Shares Outstanding

The Fund determines its net asset value per share as of 4:00 P.M., New York time. Shares will not be priced on days on which the New York Stock Exchange is closed for trading.

The Fund uses market prices in valuing portfolio securities, but may use fair value estimates if reliable market prices are unavailable. Due to the subjective and variable nature of fair value pricing, it is possible that the fair value determined for a particular security may be materially different from the value that would be realized upon the sale of such security.

PURCHASE OF FUND SHARES

Investors purchase shares at the Fund’s next-determined net asset value after the Fund receives the order to purchase. Orders to purchase shares are not binding on the Fund until accepted by the Fund. The Fund reserves the right to reject any purchase order.

Investors in the Fund pay no shareholder transaction fees, such as sales loads or exchange fees, when purchasing shares.

Procedures for Opening an Account with the Fund

Accounts with the Fund may be established by telephone. To open an account, telephone the Fund’s Distributor, Shay Financial Services Inc., at 800-527-3713.

Procedures for Purchasing Shares

Eligible Institutions may submit purchase orders by telephone for their initial investment in the Fund or any subsequent investment. To make an investment in the Fund, follow the instructions below under the heading “Share Purchase Procedures.”

Next-Day Settlement

The Fund permits next-day settlement for shares purchased by telephone. Next-day settlement permits an Eligible Institution to place an order by telephone to purchase Fund shares at the net asset value per share next determined after receipt of the order to purchase and to deliver payment for the order by wire transfer the following business day. Payment must be in the form of federal funds or other immediately available funds and must be received by the Fund’s Custodian, The Bank of New York, prior to 4:00 P.M. New York City time on the next business day after submission of the order to purchase, or the order will be canceled.

A purchase order is binding upon the investor. If the Fund must cancel your order because payment was not timely received, you will be responsible for the difference between the price of the shares when ordered and the price of the shares when the order is canceled, and for any fees or other losses and expenses incurred by the Fund. The Fund may redeem shares from your account in an amount equal to the amount of the difference in share price and the fees and other losses and expenses incurred, if any, and may retain the proceeds of the redemption in satisfaction of your liability to the Fund. You will continue to be responsible for any deficiency. In addition, the Fund may prohibit or restrict you from electing next-day settlement in the future or from making future purchases of the Fund’s shares.

Any funds received by the Fund in respect of a canceled purchase order will be returned upon instructions from the sender, after deduction of any fees, losses or other amounts for which you are responsible (as described above), without any liability to the Fund, the Investment Adviser, the Distributor or the Custodian. If it is not possible to return the funds the same day, you will not have use of the funds until the next business day when it is possible to effect the return payment.

The Fund reserves the right to reject any purchase order.

Reinvestment of Dividends and Capital Gains Distributions

You may elect to have dividends and capital gains distributions of the Fund, when paid, reinvested in shares of the Fund at the net asset value per share

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determined at the close of business on the ex-dividend date. The Fund will reinvest your dividends and capital gains distributions unless you make a contrary election at the time you open your account. You may change an election at any time prior to a record date for a dividend or distribution by notifying the Fund in writing.

Share Certificates

The Fund will not issue certificates representing the Fund’s shares unless you make a request in writing directly to the Fund’s Administrator. Wire and telephone redemptions of shares held in certificate form are not permitted.

SHARE PURCHASE PROCEDURES

Initial Purchase
To Open an Account or Obtain Information	Call the Fund at 800-527-3713.
Minimum Investment	$20,000 minimum for initial investments. There is no minimum for subsequent investments.
By Telephone

1. Call 800-527-3713 to submit a purchase order by telephone and indicate the amount of the investment or the number of shares you desire to purchase. All purchases made by telephone must be paid by wire transfer.

2. Wire funds using the wire instructions below. Immediately available funds must be received by 4:00 P.M. New York City time on the next business day after the order is submitted or the order will be canceled.

Method of Payment and Wire Instructions

All payments must be made by wire transfer.

First, call 800-527-3713 to notify the Fund that you intend to purchase shares by wire and to verify wire instructions. Then, wire funds care of The Bank of New York, New York, NY:

ABA#: 021000018
A/C 8900403179
From: (Name of Investor/Shareholder)
TIN: (Shareholder’s Taxpayer Identification Number)
Account Number: (Investor’s account number in the Fund)
For purchase of: Asset Management Fund Large Cap Equity Institutional Fund, Inc.
Amount: (Amount to be invested)
Ref. 110AF and (Shareholder Name and Account Number)

ANTI-MONEY LAUNDERING PROGRAM

The Fund is required to comply with various federal anti-money laundering laws and regulations. Consequently, the Fund may be required to hold the account of an investor if the investor appears to be involved in suspicious activity or if certain account information matches information on government lists of known terrorists or other suspicious persons, or the Fund may be required to transfer the account or proceeds of the account to a government agency. Federal law requires the Fund to obtain, verify and record identifying information, which may include the name, street address, date of birth, taxpayer identification number or other identifying information for investors who open an account with the Fund and persons authorized to effect transactions in the investor’s account. Financial institutions as defined at 31 U.S.C. 5312(a)(2) regulated by a federal functional regulator or a bank regulated by a state bank regulator are not subject to the customer identification requirements. The Fund may also ask to see other identifying documents. Applications without this information may not be accepted and orders will not be processed. Pending verification of the investor’s identity, the Fund will require a signature guarantee in order to process redemption requests. The Fund reserves the right to place limits on transactions in any account until the identity of the investor is verified, to refuse an investment in the Fund or involuntarily redeem an investor’s shares and close an account in the event that an investor’s identity is not verified, or suspend the payment of withdrawal proceeds if it is deemed necessary to comply with anti-money laundering regulations. The Fund and its agents will not be responsible for any loss resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares when an investor’s identity cannot be verified.

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REDEEMING SHARES

You may withdraw any part of your account at any time by redeeming shares (subject to the conditions and limited exceptions described below). You must provide the Fund with certified resolutions of your Board of Directors or Board of Trustees (or other documentation satisfactory to the Fund) identifying persons who are authorized to effect redemptions on your behalf.

Investors in the Fund pay no shareholder transaction fees, such as redemption fees or exchange fees, when redeeming shares.

You may make redemption requests in writing or by telephone. If share certificates were issued to you for the shares to be redeemed, the share certificates must accompany the redemption request. Procedures for redeeming shares are described below.

Shares are redeemed at their net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation in good order, including share certificates, if any, for the shares being redeemed, except for certain large redemptions described below under “Limitation on the Amount of Redemptions.”

Redemption requests should be directed to the Fund’s Distributor:

By telephone:	800-527-3713
By mail or
overnight courier:	Shay Financial Services, Inc.
	re:	Asset Management Fund
Large Cap Equity Institutional
Fund, Inc.
230 West Monroe Street
Suite 2810
Chicago, IL 60606

Upon the receipt of such request in good order as described below, you will receive from the Fund the net asset value of the redeemed shares which will be determined in accordance with the procedures described below under “Limitation on the Amount of Redemptions.”

Limitation on the Amount of Redemptions

The amount that you can redeem from the Fund on any day is limited to the greater of 2,500 shares or 10% of the total number of shares you own at the time the request for redemption is made.

If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares you own, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares included in your redemption notice will be made at 4:00 P.M., New York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or 10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

The redemption price will be paid by the Fund within seven business days after receipt of the notice of redemption in good order by the Distributor, provided that the certificates for the shares to be redeemed, if any, have been surrendered duly endorsed for transfer, guaranteed and delivered to the Distributor or to the Fund’s Transfer Agent. In the event that the net asset value of any shares is computed on a day other than the day of delivery of notice of redemption, then the redemption price of such shares will be paid by the Fund within seven business days after such day of computation.

These limitations on redemptions, among other things, limit the risk that you may be adversely affected by frequent purchases and redemptions by other shareholders. These limitations may be waived in a particular case if the Board of Directors determines that the application of the limitations is not in the best interest of the Fund and its shareholders.

Telephone Redemptions

You may redeem shares by telephone by calling the Fund at 800-527-3713. Telephone redemption instructions must include your account number in the Fund and the dollar amount or number of shares to be redeemed.

Telephone redemption requests are not available for shares for which share certificates have been issued.

The Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include, among other things, matching the name and title of the person making a redemption request to the list of

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persons authorized by the shareholder to effect transactions in its account. The Fund reserves the right to refuse a telephone redemption if it believes it advisable to do so. Assuming the Fund’s security procedures are followed, neither the Fund nor the Fund’s Administrator, Transfer Agent or Distributor will be responsible for the authenticity of redemption instructions received by telephone and believed to be genuine, and the investor will bear any loss. The Fund may record all calls.

During periods of substantial economic or market change, telephone redemptions may be difficult to complete. Shares may be redeemed by mail if you are unable to contact the Fund by telephone.

Written Redemption Requests

To be in good order, written redemption requests must be signed exactly as the account is registered by all persons in whose names the account is held and must include the following information and documents:

•	the account number from which shares are to be redeemed,

•	the dollar value or number of shares to be redeemed,

•	the shareholder’s phone number,

•	the signatures of all account owners exactly as registered on the account, and

•	any certificates you are holding for the shares being redeemed.

Payment (Wiring) of Redemption Proceeds

Redemption proceeds will be wired to your bank or other account shown on the Fund’s records.

Changes in the bank account for delivery of redemption proceeds must be made by written instructions signed by an authorized person.

Exceptions to Obligation to Redeem

Redemptions may be suspended, and the date of payment postponed, if:

•	trading on the New York Stock Exchange is suspended or restricted,

•	an emergency makes determination of net asset value or disposition of portfolio securities not reasonably practicable, or

•	the Securities and Exchange Commission by order permits suspension for the protection of shareholders.

Redemptions also may be limited, and the date of payment postponed, as described above under “Limitation on the Amount of Redemptions.”

The right of redemption may also be suspended or payment in satisfaction of redemptions postponed for such other periods as may be established by the Board of Directors if the Board of Directors determines that it is contrary to the best interests of the Fund and its other shareholders to commit the Fund to an earlier repurchase of any or all shares offered for redemption. Such determination will be made only when the Board of Directors expressly concludes that by reason of the number of shares to be redeemed or the condition of the securities markets, there is doubt as to the ability of the Fund to liquidate sufficient assets to raise the necessary funds within an earlier time without undue sacrifice and that the existence of extraordinary conditions requires adoption of an emergency measure.

Requests for redemption received during a period when the right to redeem is suspended may be withdrawn at any time until redemptions are recommenced.

Redemption in Kind

The Fund reserves the right to make a “redemption in kind” — payment in portfolio securities rather than cash — if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. The SAI contains supplementary details concerning redemption in kind.

FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

Frequent purchases and redemptions of the Fund’s shares may present risks to other shareholders of the Fund. The risks include disruption of portfolio investment strategies and objectives, with potential resulting harm to performance, and increased trading costs or Fund expenses. Although the Fund has not adopted specific procedures for the purpose of detecting and deterring frequent trading in Fund shares, the Fund believes that the limitations on redemptions of the Fund’s shares described above provide significant protection against the risks of frequent trading. However, there is no assurance that these limitations will be effective to protect against such risks.

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UNDERSTANDING PERFORMANCE

From time to time the Fund reports performance information in the form of total return and average annual total return before taxes. See, for example, “Performance Summary” at page 4 of this Prospectus. Total return shows the change in the value of an investment in the Fund over a specified period of time (such as one, three, five or ten years), assuming reinvestment of all dividends and distributions and after deduction of all applicable charges and expenses without taking into account any federal, state or local income taxes that you may pay. The Fund’s average annual total return represents the annual compounded growth rate that would produce the total return achieved over the period. The Fund also may report after-tax returns which reflect federal income taxes on dividends and distributions and taxes on capital gains upon redemption of shares. The after-tax performance information reported by the Fund is calculated using the historical highest individual federal marginal income tax rates, as required by rules of the Securities and Exchange Commission, and does not take into account any state or local income taxes that you may pay. Actual after-tax returns depend on an investor’s tax situation and your after-tax returns may differ from those reported by the Fund.

DIVIDENDS, DISTRIBUTIONS AND FEDERAL INCOME TAX STATUS

Dividend Policy

The Fund pays dividends of net investment income (generally income from dividends and interest, less expenses), if any, quarterly. The Fund usually makes distributions of net long-term capital gains, if any, realized during a fiscal year in December of that fiscal year.

The Fund’s dividend distribution from net investment income will vary with the amount of dividend and other investment income received, and the expenses incurred, by the Fund. In periods of relatively low dividend and interest rates, the Fund’s dividend and interest income may not exceed the Fund’s expenses, so that dividend distributions may not occur or may be low.

Tax Status; Treatment of Dividends, Distributions, Gains and Losses

Tax Status of the Fund. The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. The Fund intends to distribute all of its net investment income and capital gains to shareholders. Assuming that it is so qualified and makes such distributions, the Fund will not be subject to federal income tax on the net investment income and capital gains distributed. If the Fund failed to qualify as a regulated investment company or failed to meet certain 90% distribution requirements, it would be taxed as an ordinary corporation. Even if it meets these qualifications, if the Fund did not distribute 98% of its ordinary income and 98% of its capital gain net income, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed.

The following is a discussion of selected federal income tax considerations that may affect shareholders of regulated investment companies generally. It does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Fund’s shareholders. Special rules may apply to financial institutions and life insurance companies. Because everyone’s tax situation is unique, you are urged to consult your tax professional regarding the federal, state and local tax consequences that may be applicable to you.

Taxation of Dividends and Distributions. In general, all dividends paid out of net investment income, together with distributions of short-term capital gain, are taxable as ordinary income to shareholders whether or not reinvested. Any net long-term capital gains distributed to shareholders are treated as long-term capital gains to such shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned its shares. Long-term capital gains earned by corporate shareholders will be taxed at the same rate as ordinary income. A portion of dividends paid from net investment income attributable to dividends from domestic corporations may qualify for the dividends-received deduction for corporate shareholders. Shareholders that are tax-exempt entities generally will not be taxed on amounts distributed to them by the Fund.

The Fund expects to pay dividends quarterly and capital gain distributions annually, but there can be no assurance that there will be such dividends or distributions. Dividends or capital gains distributions declared in October, November or December with a record date in such a month and paid during the following January will be taxable as if received by shareholders on December 31 of the calendar year in which such dividends or distributions are declared. The Fund will notify shareholders after the close of its fiscal year of the dollar amount and the taxable status of that year’s dividends and distributions.

Shareholders buying shares immediately prior to a distribution should note that the distribution will be

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taxable to them even though the purchase price of the shares will have included the amount of the forthcoming distribution.

Taxation of Gains and Losses upon Sale or Redemption. Any gain or loss realized upon a sale or redemption of Fund shares held as capital assets by a non-corporate shareholder that is not tax-exempt or eligible for preferable tax treatment will generally be treated as long-term capital gain or loss currently subject to tax at a maximum rate of 15% if the shares have been held for more than one year, and otherwise will be treated as short-term capital gain or loss. However, any loss realized on the sale or redemption of Fund shares that have been held for six months or less will be treated as long-term capital loss to the extent of the amount of any capital gains dividend received by the shareholder with respect to such shares.

In order to avoid withholding tax on any dividends, capital gain distributions and redemption proceeds, a shareholder must certify that the taxpayer identification number provided to the Fund is correct and that the shareholder is not currently subject to backup withholding or is exempt from backup withholding.

PORTFOLIO MANAGEMENT

Investment Adviser

Shay Assets Management, Inc. (the “Investment Adviser”) makes the investment decisions for the Fund, subject to policies established by the Fund’s Board of Directors, and is responsible for placing purchase and sale orders for portfolio securities and other investments.

Shay Assets Management, Inc. is a registered investment adviser under the Investment Advisers Act of 1940 and serves as investment adviser to Asset Management Fund, a registered investment company comprising six fixed-income portfolios with aggregate net assets of approximately $3.5 billion at December 31, 2005, as subadviser to John Hancock Large Cap Select Fund, a registered investment company with net assets of approximately $73 million as of December 31, 2005, as subadviser to the Value Equity Fund of RSI Retirement Trust, a registered investment company, with net assets of approximately $96 million as of December 31, 2005 and as subadviser to two fixed-income portfolios of RSI Retirement Trust with aggregate net assets of approximately $134 million as of December 31, 2005.

The Investment Adviser’s principal office is located at 230 West Monroe Street, Chicago, Illinois 60606. The Investment Adviser is controlled by Rodger D. Shay, who is a Vice President of the Fund. Shay Assets Management, Inc., together with its predecessor, Shay Assets Management Co., has served as the Fund’s investment adviser since May 19, 1995.

Investment Adviser’s Fee

The Fund pays the Investment Adviser a graduated investment management fee. The fee is computed at the annual rate of 0.75% of the first $100,000,000 of the Fund’s average daily net assets and 0.50% of the Fund’s average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced to the extent the expenses of the Fund (exclusive of legal, audit and directors’ fees and expenses) exceed 1.10% of the Fund’s average daily net assets during any fiscal year. This limitation did not result in any reduction of the Investment Adviser’s fee during 2005. The total amount paid by the Fund in 2004 in respect of investment advisory services was 0.75% of the Fund’s average net assets.

A discussion regarding the basis for the Board of Directors’ approval of the Fund’s investment advisory agreement with the Investment Adviser will be available in the Fund’s semi-annual report to shareholders for the six months ending June 30 of each year.

Portfolio Management

Mr. John J. McCabe, Senior Vice President and Chief Investment Strategist of the Investment Adviser, provides macro-economic advice in connection with the management of the Fund. Mr. McCabe has been a part of the portfolio management team for the Fund since 1991. He joined the Investment Adviser in May 1995, and prior thereto he served as Senior Vice President and Chief Investment Officer of Nationar, the Fund’s former investment adviser. Mr. McCabe is a director and past President of the New York Society of Security Analysts, a past director of the Financial Analysts Federation and a member and founding Governor of the Association for Investment Management and Research. Mr. McCabe also has served as a portfolio manager of John Hancock Large Cap Select Fund and its predecessor, M.S.B. Fund, Inc., since 1993.

Mr. Mark F. Trautman, Vice President of the Investment Adviser, is primarily responsible for the day-to-day management of the Fund’s portfolio investments. Mr. Trautman has been responsible for the management of the portfolio since 1993. He joined the Investment Adviser in May 1995, and prior thereto he served as Director of Mutual Fund Investments for the Fund’s former investment

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adviser, Nationar. Mr. Trautman also has served as a portfolio manager of John Hancock Large Cap Select Fund and its predecessor, M.S.B. Fund, Inc. since 1993.

The SAI contains additional information concerning the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of shares of the Fund.

ADMINISTRATOR, TRANSFER AGENT AND CUSTODIAN

Administrator and Transfer Agent. BISYS Fund Services Ohio, Inc. (“BISYS” or the “Administrator” or the “Transfer Agent”), 3435 Stelzer Road, Columbus, Ohio 43219, acts as administrator of the Fund.

BISYS also serves as the transfer agent and registrar for the Fund’s shares.

Custodian. The Bank of New York (the “Custodian”), One Wall Street, New York, New York, is the custodian of the Fund’s investments.

DISTRIBUTOR

Shay Financial Services, Inc. (the “Distributor”) acts as the distributor of the Fund. The Distributor’s principal office is located at 230 West Monroe Street, Chicago, Illinois 60606. The Distributor is controlled by Rodger D. Shay, a Vice President of the Fund. The Fund has authorized the Distributor to undertake certain activities in connection with the sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor does not receive any compensation from the Fund for these activities.

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ASSET MANAGEMENT FUND
LARGE CAP EQUITY INSTITUTIONAL FUND, INC.

Primary Objective:

Capital Appreciation

Secondary Objective: Income

The offer and sale of the securities offered by means of this Statement of Additional Information have not been registered under the Securities Act of 1933, as amended. Shares of the Fund may be offered and sold only to Eligible Institutions whose principal offices are located in the State of New York and may not be transferred, except to another Eligible Institution whose principal office is located in the State of New York.

Statement of Additional Information

May 1, 2006

This Statement of Additional Information is not a prospectus. You should read this document in conjunction with the Prospectus of the Fund, dated May 1, 2006. This document incorporates by reference the Prospectus and the financial statements, accompanying notes and report of independent registered public accounting firm appearing in the Annual Report of the Fund for the year ended December 31, 2005. You may obtain a copy of the Prospectus and the Annual Report from the Fund without charge by writing to the Fund’s Distributor at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606 or by calling 800-527-3713 or by visiting the Fund’s Internet site at http://www.amffunds.com/html/materials.html.

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THE FUND

Asset Management Fund Large Cap Equity Institutional Fund, Inc. (the “Fund”) is a diversified, open-end management investment company organized as a New York corporation. The Fund was incorporated under the laws of the State of New York on October 29, 1952. The name of the Fund was changed from “Institutional Investors Capital Appreciation Fund, Inc.” to its current name on April 28, 2003.

INVESTMENT OBJECTIVES, POLICIES, AND RISKS

Investment Objectives

The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. The Fund seeks to achieve these objectives by investing primarily in common stocks of companies whose growth, earnings and dividend prospects are promising and whose securities are reasonably priced and have potential for capital appreciation, in the opinion of its Investment Adviser. There is no assurance that the Fund will, in fact, achieve its investment objectives.

Risks

All investments in equity mutual funds, like the Fund, involve some level of risk.

Market and Investment Risks. The value of the Fund’s shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund.

The Fund may invest up to 20% of its assets in the securities of companies with market capitalizations of less than $8 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices more volatile and their securities less liquid than the securities of larger companies.

Investments in mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The Fund may invest from time to time in convertible debt securities and may, under abnormal market conditions, invest up to 100% of its assets in fixed income securities. See “—Investments under Abnormal Market Conditions” in this Statement of Additional Information. Investments in fixed income securities expose the Fund to the risk that interest or principal may not be paid in a timely manner. In addition, prices of fixed income securities tend to move inversely with changes in interest rates. An increase in interest rates will result in a drop in the prices of fixed income securities, which could adversely affect the Fund’s share price.

Portfolio Management Risks. The Investment Adviser’s skill in choosing appropriate investments for the Fund will affect the ability of the Fund to achieve its investment objectives, and the investment strategies employed by the Fund may not match the performance

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of other strategies at different times or under different market or economic conditions. Accordingly, the Fund’s performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

Additional Investment Strategies

In addition to the principal investments and investment strategies described in the Prospectus (see “Investment Objectives and Strategies” in the Prospectus), the Fund may also invest in preferred stocks and corporate debt securities convertible into common stock. It is not expected that the Fund’s holdings of convertible debt securities would ordinarily exceed 5% of the Fund’s assets. Additionally, the Fund invests its non-committed cash primarily in commercial paper or, to the extent permitted under the New York Banking Law and the rules and regulations thereunder, the shares of money market mutual funds registered as investment companies under the Investment Company Act of 1940 and maintaining a stable net asset value per share. The Fund’s investments in commercial paper ordinarily consist of commercial paper rated “Prime-2” or better by Moody’s Investors Services, Inc. or rated “A-2” or better by Standard & Poor’s Corporation. The Fund’s investments in commercial paper typically mature overnight. The Fund may also write covered options. See “—Writing Covered Call Options.”

The amount that the Fund may invest in any one money market mutual fund may not exceed 3% of the total outstanding voting stock of the money market fund or 5% of the total value of the assets of the Fund, and all such investments may not exceed 10% of the total value of the assets of the Fund. Any money market mutual fund in which the Fund may invest will incur certain expenses, which may include investment advisory fees, administration, custody, audit and legal fees, among others. The return on an investment in a money market mutual fund will be net of any such expenses incurred by the money market fund, and, accordingly, the return on an investment in a money market mutual fund may be less than the return that could be achieved by investing in money market instruments directly.

Investments under Abnormal Market Conditions

Under normal market conditions, it is the Fund’s policy to invest at least 80% of its net assets (measured at the time of such investment) in the equity securities of large-capitalization companies and, to the extent reasonably practicable, at least 80% of its assets in common stock. However, if the Fund’s Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund’s investment objectives.

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Fundamental Investment Policies — Investment Restrictions Regarding Portfolio Securities

The following restrictions are fundamental policies and cannot be changed without the approval of a majority of the Fund’s outstanding voting securities. As a matter of fundamental policy, the Fund may not:

•
purchase securities of an issuer if such purchase would cause more than 25% of the value of the Fund’s total assets (taken at current value) to be invested in the securities of any one issuer or group of issuers in the same industry;

•	purchase securities of an issuer if such purchase would cause more than 5% of any class of securities of such issuer to be held by the Fund;

•
purchase securities of an issuer (other than obligations of the United States and its instrumentalities) if such purchase would cause more than 5% of the Fund’s total assets, taken at market value, to be invested in the securities of such issuer;

•	invest in any issuer for the purpose of exercising control of management;

•	underwrite securities of other issuers;

•	purchase or sell real estate or real estate mortgage loans;

•	deal in commodities or commodities contracts;

•
loan money, except that, subject to the restrictions, if any, imposed by the New York Banking Law, the Fund may (A) purchase debt obligations and (B) make sales of federal funds (loans maturing in fewer than seven days to depository institutions and generally made through the Federal Reserve System);

•	purchase on margin or sell short any security, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

•
borrow money or mortgage or pledge any of its assets, except that the Fund may borrow money from banks for temporary or emergency (but not leveraging) purposes in an amount up to 5% of the Fund’s total assets when the borrowing is made, and may pledge up to 15% of its assets to secure such borrowings;

•	purchase or retain securities of an issuer if any officer, director or employee of, or counsel for, the Fund is an officer, director or employee of such issuer; or

•
write, purchase or sell puts, calls or combinations thereof, except that the Fund may (A) write covered call options with respect to any or all of its portfolio securities and (B) enter into closing purchase transactions with respect to such options.

In addition to the foregoing, the Fund will not make any investment or engage in any transaction which would cause the Fund’s shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of

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investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest. As currently in effect, the New York Banking Law and the Banking Department’s regulations thereunder and interpretations thereof operate to limit investment by the Fund to “qualified equity securities” and “qualified debt securities” in which a prudent person of discretion and intelligence in such matters who is seeking a reasonable income and preservation of capital would invest. A “qualified equity security” means an equity security which is, at the time of acquisition, listed on the New York Stock Exchange or the American Stock Exchange or for which representative high and low bid prices are regularly quoted on the National Association of Securities Dealers Automated Quotation System. A “qualified debt security” means a debt security which is not in default as to either principal or interest when acquired. The Fund’s investments under the “prudent man” regulations of the Banking Department are subject to the further restriction that the Fund may not invest in or otherwise acquire any equity security (or security convertible into an equity security) issued by any bank, trust company, savings bank, savings and loan association, bank holding company, banking organization, life insurance company, or corporation engaged principally in the issue, flotation, underwriting, public sale or distribution of securities except to the extent otherwise permitted by the Banking Department.

Restrictions and policies of the Fund which are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund’s shareholders.

Other Investment Restrictions

In addition to the restrictions identified above as “Fundamental Policies”, the Fund may not:

•
invest in securities of any other investment company, except for (i) securities of investment companies acquired as part of a merger, consolidation or other acquisition of assets, and as may be consistent with applicable banking laws of the State of New York and (ii) equity securities of investment companies that operate as money market funds maintaining a stable net asset value per share pursuant to the rules of the Securities and Exchange Commission, which investments shall be subject to the limitations on investments in other investment companies set forth in the Investment Company Act of 1940 and the applicable rules and regulations thereunder and provided that investments in such money market mutual funds are permitted under the Banking Law and the rules and regulations thereunder;

•
purchase any security if, as a result of such transaction, more than 10% in the aggregate of the Fund’s total assets (at current value) would be invested in (A) securities restricted as to disposition under federal securities laws and (B) securities for which there are no readily available market quotations;

•	participate on a joint or joint and several basis in any trading account in securities; or

•	invest in the securities of issuers which, together with any predecessors, have a record of less than three years of continuous operation.

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Investment policies and restrictions that are not “fundamental” may be changed without a vote of the shareholders.

Issuance of Senior Securities

The Fund does not issue senior securities, except that it may borrow money for temporary administrative or liquidity (but not leveraging) purposes, as described above under “Fundamental Investment Policies — Investment Restrictions Regarding Portfolio Securities.” The Fund may borrow only from banks up to an amount not in excess of 5% of the value of the Fund’s total assets at the time of the loan, repayable in not more than 60 days. This policy is a fundamental investment policy of the Fund and may not be altered, amended, or repealed except as authorized by the vote of a majority of the outstanding shares of the Fund.

Writing Covered Call Options

Covered Call Options. The Fund may engage in writing (i.e., selling) call options listed on organized securities exchanges with respect to securities owned by the Fund (called “covered” options). Except in the circumstances described below, the Fund will not sell any security subject to a call option written by the Fund so long as that option is outstanding. Call options are currently listed on the Chicago Board Options Exchange and the New York, American, Midwest and Pacific Stock Exchanges. A call option gives the purchaser the right to buy a security from the Fund at a fixed price (the “exercise price”) at any time prior to the expiration of the option contract regardless of the market price of the security at that time. In return for such right, the purchaser pays the Fund a premium, which the Fund retains whether or not the purchaser exercises the option. The premium represents consideration to the Fund for undertaking the option obligation and thereby foregoing (during the period of the option) the opportunity to profit from an increase in the market price of the underlying security above the exercise price. For example, assume the Fund owns 100 shares of XYZ and, at a time when the market price of XYZ was $50 per share, the Fund wrote a six month call option on those shares at an exercise price of $50 for a premium of $500 (less transaction costs). If the price of XYZ declined to $40 per share the call would likely not be exercised. The 100 XYZ shares would have declined $1,000 in value and the Fund would have received income in the amount of $500. On the other hand, should the price of XYZ rise to $60 per share the call would likely be exercised with the result that, in exchange for the $500 premium, the Fund would have foregone the $1,000 appreciation on the underlying shares.

When the Fund writes an option the securities subject to the option will be segregated or otherwise held for delivery in accordance with the requirements of any applicable securities exchange. The Fund may purchase call options only for the purpose of closing out a previous option commitment (called a “closing purchase transaction”). A closing purchase transaction is made by buying an option with identical terms as an option previously written, resulting in the cancellation of the Fund’s previous option obligation. If the Fund wishes to sell securities on which it has options outstanding it would execute a closing purchase transaction prior to selling the securities. A profit or loss may be realized on a closing purchase transaction if the amount paid to purchase a call option previously written is less or more than the amount received from its sale.

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The writing of covered call options involves certain risks. An option position may be closed out only on an exchange that provides a market for an option of the same series. Although the Fund will generally write only those call options for which there appears to be an active market, there is no assurance that an active market on an exchange will exist for any particular option at any particular time. If the Fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it would, as a result, be subject to any price decline in the underlying security. If such a situation were to arise, the Fund’s Investment Adviser would determine whether to hold the underlying securities and risk depreciation in their market value or to sell the securities and substitute cash or other securities as collateral for the option obligation.

In general, premiums received on options that are not exercised and gains or losses realized on closing purchase transactions are treated as short-term capital gains or losses. When an option is exercised the premium is added to the exercise price and the resulting gain or loss is characterized as a short- or long-term capital gain or loss depending on the holding period of the underlying securities. In general, brokerage commissions associated with buying and selling call options are higher than those associated with other securities transactions.

The Board of Directors has directed the Fund’s Investment Adviser to write options only in situations where the exercise price plus the premium (less transaction costs) would, at the time the option is written, equal a price at which the Investment Adviser would recommend selling the underlying securities because of fundamental investment considerations. Consequently, the Fund does not believe that option writing has a material effect on the Fund’s portfolio turnover rate, and the Fund believes that option writing may contribute both to the capital appreciation and income objectives of the Fund. In addition, the Board of Directors has directed the Investment Adviser to restrict option writing so that no more than 15% of the Fund’s total assets may be subject to outstanding options at any time. The Board of Directors may change these restrictions whenever such changes appear to be in the best interest of the Fund.

Portfolio Turnover

Although the Fund does not intend to engage in substantial short-term trading, it may, in order to take advantage of new investment opportunities or to preserve gains or limit losses, sell portfolio securities without regard to the length of time that they have been held. The Fund’s annual portfolio turnover rate was 22%, 14% and 23% in 2003, 2004 and 2005, respectively. The portfolio turnover rate is determined by dividing the amount of the lesser of the purchases or sales during the year by the average value of the Fund’s portfolio securities during such year. The portfolio turnover rate is affected by changes in the Fund’s trading activity, which may result from investing cash from net capital inflows, portfolio sales to meet share redemptions and trades to reposition the Fund’s portfolio in light of market conditions and investment opportunities. The portfolio turnover rate of the Fund is not normally expected to exceed 75% but may do so if the Fund’s investment objectives and policies in the light of market conditions require more frequent trades.

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Disclosure of Portfolio Holdings

The Fund discloses its portfolio holdings in quarterly filings with the Securities and Exchange Commission. Pursuant to policies and procedures approved by the Fund’s Board of Directors, the Fund’s Investment Adviser may disclose information concerning the Fund’s portfolio holdings and characteristics (i) to the Fund’s Administrator and other service providers to enable them to carry out their responsibilities to the Fund, (ii) in accordance with industry practice, to companies that collect and maintain information about mutual funds, (iii) to shareholders and prospective shareholders of the Fund that are regulated entities and by law or business practices are required to receive such information and (iv) in other circumstances if reviewed and approved by the Chief Compliance Officer and President of the Investment Adviser and the Compliance Officer of the Distributor.

PURCHASE AND REDEMPTION OF SHARES

Procedure for Purchasing and Redeeming Shares. Shares are purchased through the Fund’s Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

Purchase and Redemption at Net Asset Value. Investors may purchase shares of the Fund at the Fund’s net asset value per share next determined after receipt of an order for purchase as described in the Prospectus.

Investors may redeem shares of the Fund at the Fund’s net asset value per share. However, the amount that may be redeemed from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares as to which notice is received from a shareholder will be made at 4:00 P.M., New York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or 10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

Determination of Net Asset Value. Net asset value per share of the Fund is determined as of 4:00 P.M., New York time. The Fund computes its net asset value once daily on days the New York Stock Exchange is open for trading. Purchase orders received prior to 4:00 P.M., New York time, on a trading day are executed at the net asset value per share

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computed as of 4:00 P.M., New York time, on such day. Orders received after 4:00 P.M., New York time, on a trading day or on a day that is not a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on the next trading day.

The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding. For purposes of such computation, a security listed on a national securities exchange is valued at the last reported sale price thereof on the exchange where the security is principally traded. A security traded on the NASDAQ National Market System is valued at the “Official Closing Price” as reported by NASDAQ. If no trade occurs on such exchange or system on the date of computation, such security will be valued at the mean of the last bid and asked prices on such day on such exchange or system.

Securities not listed on a national securities exchange or on the NASDAQ National Market System but traded in an over-the-counter market are valued at the average of the last bid and asked prices prior to the computation. Short-term interest-bearing investments for which market quotations are not available are valued at cost plus discount earned, which the Board of Directors has determined to be fair value. Other securities are valued at their fair value, as determined in good faith by the Board of Directors of the Fund.

Securities underlying outstanding call options written by the Fund are valued at their market price as determined above. Premiums received on the sale of call options are included in net asset value; however, the current market value of outstanding options written by the Fund is deducted in computing net asset value. The current market value of an option listed on an organized securities exchange is based on the last sale price on such exchange prior to 4:00 P.M., New York time, or, if none, the mean of the last bid and asked prices as of 4:00 P.M., New York time.

Securities for which market quotations are not readily available or are deemed unreliable are valued at fair value determined in good faith under procedures established by and under the supervision of the Board of Directors. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur that may affect the securities of a single issuer, such as mergers, bankruptcies or significant issuer-specific developments, (ii) when significant events occur that may affect a market sector or an entire market, such as natural disasters or significant governmental actions and (iii) when other events occur such as markets closing early or not opening or security trading halts.

Procedure for Purchasing and Redeeming Shares. Shares are purchased through the Fund’s Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

Redemption in Kind. The Fund reserves the right to make redemption payments, in whole or in part, in kind, in securities or other assets of the Fund. Payment in kind will be made only if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining

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shareholders of the Fund. In making a redemption in kind, the Fund reserves the right to select from each portfolio holding a number of shares that will reflect the portfolio make-up and the value of which (determined on the same basis used to compute the net asset value of the shares being redeemed) will approximate the value of the Fund shares being redeemed or to select from one or more portfolio investments shares approximately equal in value to the total value of the Fund shares being redeemed. Any shortfall will be made up in cash.

Investors receiving an in-kind redemption payment will incur a brokerage charge on the disposition of the securities through a broker.

INCOME TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

The following is a summary of certain additional federal income tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. It does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Fund or the Fund’s shareholders. Special rules may apply to financial institutions and life insurance companies. Because everyone’s tax situation is unique, you are urged to consult your tax professional regarding the federal, state and local tax consequences that may be applicable to you.

The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Internal Revenue Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net investment income for the taxable year and satisfies certain other requirements of the Internal Revenue Code relating principally to the nature of its income and assets.

It is the Fund’s policy to distribute all of its net investment income (income from dividends and interest, less expenses) and net short-term capital gain, if any, as ordinary income dividends and to distribute substantially all net long-term capital gain (net of short-term capital loss) on sales of portfolio securities as capital gain distributions. Any net capital loss realized by the Fund for a tax year may be carried over by the Fund to offset capital gain realized by the Fund for eight years following the year of the loss. If the Fund should fail to qualify for Subchapter M status, it would be subject to federal corporate income tax on its net investment income and capital gains. In addition, distributions to shareholders generally would be taxed as corporate dividends at ordinary income rates, and no portion of the dividends would be afforded capital gains treatment. In the event the Fund fails to distribute to shareholders in a calendar year an amount equal to the sum of (i) 98% of its ordinary income (excluding capital gain), (ii) 98% of its capital gain net income (determined as of the twelve-month period ending October 31), and (iii) the amount, if any, of ordinary income and capital gain not distributed in the preceding calendar year, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed. Because the Fund expects to distribute all of its net investment income and net capital gain, it does not expect to incur a liability for this tax.

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In general, the portion of the dividends paid by the Fund out of qualifying dividends received by the Fund from domestic corporations with respect to shares which are held by the Fund for the required holding period will be eligible, whether paid in cash or in additional shares, for the federal income tax 70% dividends-received deduction that is available to certain corporate taxpayers. Except with respect to certain cumulative dividends on preferred stock designated as such by the Fund, the required holding period is at least 46 days during the 90-day period that begins 45 days before the shares become ex-dividend with respect to such dividend, excluding certain periods during which the Fund’s risk of loss is diminished. Because a portion of the dividends paid by the Fund will be paid out of, in addition to such qualifying dividends, other income such as interest income and net short-term capital gains realized by the Fund, less than 100% of the dividends will be eligible for the 70% dividends-received deduction. Dividends paid on shares of the Fund will not be eligible for the dividends-received deduction if the corporate shareholder holds such shares for less than the required holding period as generally described above.

Other provisions of the Internal Revenue Code may also limit the availability of the dividends-received deduction to shareholders. For example, the 70% dividends-received deduction cannot, in general, exceed 70% of a corporation’s taxable income (determined without regard to the 70% dividends-received deduction). In addition, the Internal Revenue Code reduces the 70% dividends-received deduction with respect to portfolio stock where debt is attributable to the investment in such stock. In addition, the 70% dividends-received deduction is not permitted for purposes of calculating a shareholder’s alternative minimum tax.

OFFICERS AND DIRECTORS OF THE FUND

The directors of the Fund, in addition to reviewing the actions of the Fund’s Investment Adviser, decide upon matters of general policy at their regular meetings. The Fund’s officers supervise the business operations of the Fund.

The Fund has fourteen directors who are elected for staggered terms of three years each. The directors and officers of the Fund, together with their addresses and ages, their positions with the Fund, their length of service, the years of expiration of their terms as directors and officers and their principal occupations for the last five years and other directorships held are set forth in the following table. The Fund Complex that includes the Fund consists of (1) the Fund and (2) Asset Management Fund, each of which is a registered investment company for which Shay Assets Management, Inc. acts as investment adviser.

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Name, Address and Age	Position(s) Held with the Fund and Length of Service	Expiration of Term	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director†
INTERESTED DIRECTORS

RALPH F. BROUTY• P.O. Box 197 112 West Grove Street Dexter, NY 13634 Age: 76	Director since 1991	2009	Former Chairman of the Board and Chief Executive Officer of Watertown Savings Bank.	1	None
JOSEPH R. FICALORA• 615 Merrick Avenue Westbury, NY 11590 Age: 59	Director since 1999 President since 2004	2007 2007	President and Chief Executive Officer and a director of New York Community Bancorp, Inc. and President of Queens County Savings Bank, one of its operating divisions.	1	RSI Retirement Trust
WILLIAM C. McGARRY• 71-02 Forest Avenue Ridgewood, NY 11385 Age: 55	Director since 2005	2007	Chairman of the Board since January 1, 2005, President and Chief Executive Officer since January 1, 2004 and President and Chief Operating Officer (January 1, 2001 - December 31, 2003) of Ridgewood Savings Bank.	1	None
WILLIAM A. McKENNA, JR.• 71-02 Forest Avenue Ridgewood, NY 11385 Age: 69	Director since 1989	2009	Chairman Emeritus and formerly Chairman of the Board (through December 31, 2004) and Chief Executive Officer of Ridgewood Savings Bank (through December 31, 2003).	7	Asset Management Fund; RSI Retirement Trust

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Name, Address and Age	Position(s) Held with the Fund and Length of Service	Expiration of Term	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director†
NON-INTERESTED DIRECTORS
DANIEL J. DEVINE 300 Broadway Kingston, NY 12401 Age: 59	Director since 2005	2009	President and Chief Executive Officer of Rondout Savings Bank.	1	None
CHRIS C. GAGAS 214 West First Street Oswego, NY 13126 Age: 75	Director since 1986	2007	Chairman of the Board (through July 2003), President and Chief Executive Officer (through January 2000) and Director of PathFinder Bancorp, Inc. and its wholly-owned subsidiaries, PathFinder Bank and PathFinder Commercial Bank.	1	None
MICHAEL J. HEGARTY 2 Central Drive Glen Head, NY 11545 Age: 66	Director since 2005	2009	President and Chief Executive Officer (through June 30, 2005) of Flushing Financial Corporation and its wholly-owned subsidiary Flushing Savings Bank; director of Flushing Financial Corporation.	1	EDO Corporation
MICHAEL R. KALLET 182 Main Street Oneida, NY 13421 Age: 55	Director since 1990	2008	President and Chief Executive Officer and a director of Oneida Financial Corp. and its wholly-owned subsidiary, Oneida Savings Bank.	1	None
ROBERT E. KERNAN, JR. 19 Cayuga Street Seneca Falls, NY 13148 Age: 63	Director since 1992	2008	Chairman of the Board, President and Chief Executive Officer of The Seneca Falls Savings Bank.	1	None
CLIFFORD M. MILLER 180 Schwenk Drive Kingston, NY 12401 Age: 63	Director since 1999	2008	Chairman of the Board, President and Chief Executive Officer of Ulster Savings Bank.	1	None
VINCENT F. PALAGIANO 209 Havemeyer Street Brooklyn, NY 11201 Age: 65	Director since 1996	2009	Chairman of the Board and Chief Executive Officer of The Dime Savings Bank of Williamsburgh; Chairman of the Board and Chief Executive Officer of Dime Community Bancshares, Inc.	1	None

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Name, Address and Age	Position(s) Held with the Fund and Length of Service	Expiration of Term	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director†
MICHAEL J. POLLOCK 75 South First Street Fulton, NY 13069 Age: 51	Director since 2005	2007	President and Chief Executive Officer of Fulton Savings Bank.	1	None
JOHN M. SCARCHILLI 21 Second Street Troy, NY 12180 Age: 55	Director since 2005	2008	President and Chief Executive Officer of Pioneer Savings Bank and, since November 2004, President and Chief Executive Officer of its wholly-owned subsidiary, Pioneer Commercial Bank.	1	None
CHARLES M. SPROCK 100 West Dominick Street Rome, NY 13440 Age: 66	Director since 1986	2007	Chairman of the Board, President and Chief Executive Officer of The Rome Savings Bank and its holding company, Rome Bancorp, Inc.	1	None
OTHER OFFICERS
RODGER D. SHAY 1000 Brickell Avenue Miami, FL 33131 Age: 69	Vice President and Assistant Secretary since 1995	2007

Chairman (through May 2005) and the sole director of the Fund’s Investment Adviser, Shay Assets Management, Inc.; Chairman and the sole director of the Fund’s distributor, Shay Financial Services, Inc.; Chairman, sole director and President of Shay Investment Services, Inc., an enterprise which owns 100% of Shay Assets Management, Inc., and Shay Financial Services, Inc.
				N/A	Asset Management Fund
EDWARD E. SAMMONS, JR. 230 West Monroe Street, Suite 2810 Chicago, IL 60606 Age: 66	Vice President and Secretary since 1995	2007

Chairman (since May 2005) and President (through May 2005) of the Fund’s Investment Adviser, Shay Assets Management, Inc.; Executive Vice President of the Fund’s distributor, Shay Financial Services, Inc.; Executive Vice President of Shay Investment Services, Inc.
				N/A	None
JOHN J. McCABE 655 Third Avenue, Suite 816 New York, NY 10017 Age: 62	Vice President since 1995	2007	Senior Vice President of Shay Assets Management, Inc.	N/A	Flushing Financial Corporation

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Name, Address and Age	Position(s) Held with the Fund and Length of Service	Expiration of Term	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director†
MARK F. TRAUTMAN 655 Third Avenue, Suite 816 New York, NY 10017 Age: 40	Vice President since 1995	2007	Vice President of Shay Assets Management, Inc.; Portfolio Manager of the Fund and John Hancock Large Cap Select Fund (and its predecessor M.S.B. Fund, Inc.)	N/A	None
DANIEL K. ELLENWOOD 230 West Monroe Street, Suite 2810 Chicago, IL 60606 Age: 36	Anti-Money Laundering Compliance Officer since 2003	2007
Chief Compliance Officer (since 2004) and Operations Manager (since 1997) and Compliance Officer (2003-2004) of Shay Assets Management, Inc. and Compliance Analyst (since 1996) and Vice President of Shay Financial Services, Inc.
				N/A	None
FREDERICK J. SCHMIDT 585 Steward Avenue Garden City, NY 11530 Age: 46	Chief Compliance Officer since 2004	2007

Senior Vice President and Chief Compliance Officer, CCO Services of BISYS Fund Services Ohio, Inc. since 2004; Chief Compliance Officer of four other investment companies or fund complexes for which CCO Services of BISYS Fund Services Ohio, Inc. provides compliance services, since 2004; President, FJS Associates (regulatory consulting firm) from 2002 to 2004; Vice President, Credit Agricole Asset Management, U.S. from 1987 to 2002.
				N/A	None
TRENT M. STATCZAR 3435 Stelzer Road Suite 1000 Columbus, OH 43219 Age: 34	Treasurer since 2002	2007

Financial Services Vice President since May 2004; Financial Services Director of BISYS Fund Services Ohio, Inc. (September 2000 to April 2004); Financial Services Manager of BISYS Fund Services Ohio, Inc. (January 1998 to September 2000); Financial Services Associate Manager of BISYS Fund Services Ohio, Inc. (November 1997 to January 1998).
				N/A	None

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Name, Address and Age	Position(s) Held with the Fund and Length of Service	Expiration of Term	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director†
ALAINA V. METZ 3435 Stelzer Road Columbus, OH 43219 Age: 39	Assistant Secretary since 1999; Assistant Treasurer since 2002	2007	Vice President of BISYS Fund Services Ohio, Inc. since 2002; Chief Administrative Officer of BISYS Fund Services Ohio, Inc. (1995-2002).	N/A	None

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†
Directorships held in (1) any other investment companies registered under the Investment Company Act of 1940, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

*
Directorships held in (1) any other investment companies registered under the Investment Company Act of 1940, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

•
This director may be an “interested person” of the Fund as defined in the Investment Company Act of 1940 because he is an executive officer or director of a bank owning 5% or more of the outstanding shares of the Fund.

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The Fund has an Executive Committee, composed of Messrs. Ficalora (Chairman),*Kallet and McKenna†.  Subject to limitations provided by law and the Fund’s by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2005.

The Fund has a standing Nominating Committee, composed of Messrs. Palagiano (Chairman), Scarchilli and Sprock, whose function is to recommend nominees for election as directors and officers of the Fund. The Committee holds informal discussions as necessary concerning its activities and met twice during 2005. The Nominating Committee will consider nominees proposed by shareholders. Shareholders who desire to propose a nominee should write to the Secretary of the Fund and furnish adequate biographical data, including information concerning the qualifications of the proposed nominee.

The Fund has a standing Audit Committee composed of Messrs. Kernan (Chairman), Gagas, Hegarty and Miller. The Audit Committee has responsibility for the selection and termination of the Fund’s independent registered public accounting firm. The Audit Committee also reviews with the Fund’s independent registered public accounting firm the scope and results of the annual audit and matters having a material effect upon the Fund’s financial statements. The Audit Committee met twice during 2005.

Each of the directors of the Fund is an officer or director of an Eligible Institution or of a holding company which controls one or more Eligible Institutions. Any of such Eligible Institutions may from time to time purchase at its discretion sufficient shares of the Fund so that its holding may exceed 5% of the then outstanding shares of the Fund. Eligible Institutions are not restricted by the Fund as to the number of shares of the Fund that they may purchase or hold. (See “Principal Holders of Securities.”)

Certain Other Affiliations and Business Relationships

Certain directors and officers of the Fund also are (or in the two most recently completed calendar years have been) directors, trustees, officers or employees of Fund’s Investment Adviser or Distributor (or their affiliates) or of Asset Management Fund, which is a registered investment company having the same investment adviser as the Fund as indicated in the following table.

____________________
*

This director is an interested person under the Investment Company Act by virtue of his position as an officer of the Fund. Mr. Ficalora also is an executive officer of a bank owning 5% or more of the outstanding shares of the Fund.

†	This director is an interested person by virtue of his position as a trustee of a bank owning 5% or more of the outstanding shares of the Fund.

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Name of Director or Officer of the Fund	Position(s) Held with Asset Management Fund	Position(s) Held with the Investment Adviser and Distributor and their Affiliates
Directors of the Fund
Joseph R. Ficalora	None	None
William A. McKenna, Jr.	Trustee	None
Officers of the Fund
John J. McCabe	None	Senior Vice President of the Investment Adviser
Edward E. Sammons, Jr.	Vice President	Chairman of the Investment Adviser; Executive Vice President of the Distributor and of Shay Investment Services, Inc. , which controls the Fund’s Investment Adviser and Distributor
Rodger D. Shay	Chairman of the Board and Trustee

Sole director of the Investment Adviser; Chairman and director of the Distributor; director and majority stockholder of Shay Investment Services, Inc., which controls the Fund’s Investment Adviser and Distributor

Mark F. Trautman	None	Vice President of the Investment Adviser
Frederick J. Schmidt	Chief Compliance Officer	None
Daniel K. Ellenwood	Secretary	Vice President and Chief Compliance Officer of the Investment Adviser; Vice President of the Distributor;
Trent M. Statczar	Treasurer	None
Alaina V. Metz	Assistant Secretary	None

Certain directors of the Fund are officers, directors or trustees of Eligible Institutions that are “affiliated persons” of the Fund as the result of owning more than 5% of the outstanding shares of the Fund. See “Principal Holders of Securities.”

John J. McCabe, who is an officer of the Fund and an officer and of the Investment Adviser has served as a director of Flushing Financial Corporation since 2003; and Michael J. Hegarty, who has served as a director of the Fund since April 21, 2005, was, until June 30, 2005, an officer and director of Flushing Financial Corporation and its subsidiary Flushing Savings Bank.

Compensation of Directors and Officers

Directors of the Fund receive compensation for their services as directors of the Fund consisting of:

•	a $10,000 annual retainer per director, payable in four quarterly installments

•	a per-meeting fee of $1,000 for each meeting of the Board of Directors attended in person

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•	a per-meeting fee of $250 for each meeting of a Board committee attended in person on a date on which a meeting of the Board of Directors is not held.

The Board of Directors holds its regular meetings quarterly. Directors do not receive any additional fee for telephonic meetings. Directors also are reimbursed for reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund.

In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to the compensation the President receives as a director. The other officers of the Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. No fee is payable for telephonic meetings of the Board of Directors or any committee. No pension or retirement benefits are paid to directors or executive officers.

The total compensation paid to the directors and officers of the Fund for service during 2005 was $179,500. The total amount of expenses incurred during 2005 for which the directors were reimbursed was $12,674.88. The Fund does not provide officers or directors, directly or indirectly, with any pension or retirement benefits.

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The following table sets forth the aggregate compensation received by each director of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during 2005. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

Compensation Table
Name of Director	Positions with the Fund	Aggregate Compensation from the Fund	Total Compensation from the Fund and Fund Complex (2 Funds)
Interested Directors
Ralph F. Brouty	Director	$14,000	$14,000
Joseph R. Ficalora	Director and President	$16,000	$16,000
William C. McGarry(†)	Director	$10,500	$10,500
William A. McKenna, Jr.	Director	$14,250	$40,250(1)

Non-Interested Directors
Daniel J. Devine(†)	Director	$10,500	$10,500
Chris C. Gagas	Director	$14,250	$14,250
Michael J. Hegarty(†)	Director	$10,500	$10,500
Michael R. Kallet	Director	$12,000	$12,000
Robert E. Kernan, Jr.	Director	$14,000	$14,000
Clifford M. Miller	Director	$14,000	$14,000
Vincent F. Palagiano	Director	$14,000	$14,000
Michael J. Pollock(†)	Director	$10,500	$10,500
John M. Scarchilli(†)	Director	$10,500	$10,500
Charles M. Sprock	Director	$12,000	$12,000
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(1)     Includes compensation of $26,000 received by Mr. McKenna as a trustee of Asset Management Fund.
(†)     Became a director effective April 21, 2005.

Management Ownership of Fund Shares

Shares of the Fund are sold only to Eligible Institutions. Accordingly, no officer or director of the Fund owns any equity securities of the Fund. However, each director of the Fund is an officer, director or trustee of an Eligible Institution, and it is expected that such Eligible Institutions may, from time to time, purchase shares of the Fund. All such directors disclaim beneficial ownership of any such shares. The Eligible Institutions with which the directors are affiliated owned approximately 86% of the outstanding shares of the Fund at March 31, 2006. As of March 31, 2006, each Eligible Institution with which directors of the Fund are affiliated owned shares of the Fund, and the directors may be deemed to be beneficial owners of such securities as a result of their positions with such Eligible Institutions.

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The following table sets forth the dollar range of shares held by each Eligible Institution with which the directors are affiliated as of December 31, 2005, in the Fund and in all other funds overseen by the directors in the family of investment companies that includes the Fund.

Name of Director	Dollar Range of Equity Securities in the Fund Held by the Eligible Institution	Aggregate Dollar Range of Equity Securities Held by the Eligible Institution in All Regulated Investment Companies Overseen by Director in Family of Investment Companies
Interested Directors
Ralph F. Brouty	Over $100,000	Over $100,000
Joseph R. Ficalora	Over $100,000	Over $100,000
William C. McGarry	Over $100,000	Over $100,000
William A. McKenna, Jr.	Over $100,000	Over $100,000

Non-Interested Directors
Daniel J. Devine	Over $100,000	Over $100,000
Chris C. Gagas	Over $100,000	Over $100,000
Michael J. Hegarty	Over $100,000	Over $100,000
Michael R. Kallet	Over $100,000	Over $100,000
Robert E. Kernan, Jr.	Over $100,000	Over $100,000
Clifford M. Miller	Over $100,000	Over $100,000
Vincent F. Palagiano	Over $100,000	Over $100,000
Michael J. Pollock	Over $100,000	Over $100,000
John M. Scarchilli	Over $100,000	Over $100,000
Charles M. Sprock	Over $100,000	Over $100,000

PRINCIPAL HOLDERS OF SECURITIES

The Eligible Institutions with which the directors are affiliated owned approximately 86% of the outstanding shares of the Fund at March 31, 2006. As of March 31, 2006, the following persons owned of record and, to the best of the Fund’s knowledge, beneficially more than 5% of the Fund’s outstanding securities, directly or indirectly through subsidiaries:

Name and Address	Percentage Ownership
New York Community Bank	29.1%
615 Merrick Avenue
Westbury, NY 11590
Watertown Savings Bank	18.1%
111 Clinton Street
Watertown, NY 13601
Ridgewood Savings Bank	14.4%
71-02 Forest Avenue
Ridgewood, NY 11385

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Independence Community Bank Corp.	14.4%
195 Montague Street
Brooklyn, NY 11201

CODE OF ETHICS

Each of the Fund, the Investment Adviser and the Distributor has adopted a Code of Ethics that governs the conduct of their respective employees who may have access to information about the Fund’s securities transactions. The Codes permit personnel subject to the Codes to purchase securities that may also be purchased by the Fund but recognizes that such persons owe a fiduciary duty to the Fund’s shareholders and require that they place the interests of Fund shareholders ahead of their own interests. Among other things, the Codes require pre-clearance of trading of initial public offerings and limited offerings by investment personnel and require reporting of personal securities transactions. Violations of the Codes are subject to review by the directors and could result in penalties.

PROXY VOTING POLICIES AND PROCEDURES

The Fund’s Board of Directors has delegated to the Investment Adviser, Shay Assets Management, Inc., the authority to vote all proxies relating to the Fund’s portfolio securities in accordance with Shay Asset Management’s own policies and procedures. Information regarding how the Fund voted proxies relating to its portfolio securities for the most recent one-year period ending June 30 is available (1) without charge, upon request, by calling Shay Assets Management, Inc. at 800-982-1846 and (2) on the Commission’s Internet site at http://www.sec.gov.

Shay Assets Management, Inc. Proxy Voting Policies and Procedures

Shay Assets Management, Inc. votes proxies in a way that is most economically beneficial to the Fund.

The Investment Adviser’s Proxy Voting Policy provides that the Investment Adviser generally will vote against anti-takeover provisions and other actions by management of portfolio companies that have the effect of diluting shareholders’ interests (economic or voting). More specifically, the Investment Adviser normally would vote against the following: (i) golden parachute agreements with existing management, (ii) significant increases in stock option bonus plans, management and board compensation, (iii) staggered elections of directors and (iv) different classes of stock.

With respect to poison pill amendments, the Investment Adviser normally will vote with management on anti-takeover provisions only after meeting with management and being convinced that the provisions are in the best interest of the shareholders. The Investment Adviser will vote with management of portfolio companies if staggered boards or poison pills are viewed as improving shareholder’s negotiating position with potential acquirors.

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The Investment Adviser normally votes with management on the following issues: (i) management’s slate of directors, (ii) shareholder resolutions dealing with socially active causes, (iii) approval of auditors, (iv) fiscal year changes and (v) annual meeting dates.

In the event a matter to be voted on is recognized to involve a conflict of interest between the interests of the Investment Adviser and the Fund, a special review by the Investment Adviser’s Executive Committee will determine the vote, and a report will be made to the Fund.

Voting on proxy matters not addressed above is determined following discussions between the Fund’s portfolio manager and the Investment Adviser’s Chief Investment Officer.

INVESTMENT ADVISORY AND OTHER SERVICES

Shay Assets Management, Inc. serves as the Investment Adviser of the Fund; BISYS Fund Services Ohio, Inc. serves as its administrator and transfer agent; and The Bank of New York is the custodian for the Fund.

Investment Adviser

Shay Assets Management, Inc. (the “Investment Adviser”) makes investment decisions for the Fund and is responsible for placing purchase and sale orders for portfolio securities and other investments. Under the investment advisory agreement between the Investment Adviser and the Fund (the “Investment Advisory Agreement”), the Investment Adviser receives a fee from the Fund computed at the annual rate of 0.75% of the first $100,000,000 of the Fund’s average daily net assets and 0.50% of the Fund’s average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced (but not below zero) to the extent the expenses of the Fund (exclusive of professional fees, such as legal and audit fees, directors’ fees and expenses and distribution expenses, if any, payable under Rule 12b-1) exceed 1.10% of the Fund’s average daily net assets during any fiscal year during the term of the Fund’s agreement with the Investment Adviser. The Investment Advisory Agreement also provides for a reduction in the fee payable to the Investment Adviser to the extent the expenses of the Fund would exceed any applicable limit established pursuant to the statutes or regulations of any jurisdictions in which the Fund’s shares are qualified for offer and sale. However, the Fund’s shares are not offered or sold in any jurisdiction that imposes such a limitation. These limitations did not result in any reduction of the Investment Adviser’s fee in any of the last three fiscal years of the Fund. The total amounts paid by the Fund for the years ended December 31, 2003, 2004 and 2005, respectively, in respect of investment advisory services were $726,977, $746,851 and $654,644, respectively, representing 0.75%, 0.74% and 0.75% of the Fund’s average daily net assets (after all fee reductions and expense limitations). The Investment Adviser pays for the Fund’s legal counsel to prepare the minutes of meetings of the Board of Directors and its committees to the extent not prepared by the Fund’s administrator.

The Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940 and serves as investment adviser to Asset Management Fund, a registered investment company comprising six fixed-income portfolios with aggregate net assets of approximately $3.5 billion at December 31, 2005, and as subadviser to John Hancock Large Cap Select Fund, a registered investment company with net assets of approximately $73 million as of

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December 31, 2005, as subadviser to the Value Equity Fund of RSI Retirement Trust, a registered investment company, with net assets of approximately $96 million as of December 31, 2005 and as subadviser to two fixed-income portfolios of RSI Retirement Trust with aggregate net assets of approximately $134 million as of December 31, 2005.

The Investment Adviser, Shay Assets Management, Inc., is a Florida corporation that is controlled by Rodger D. Shay, who is a Vice President of the Fund. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc., which is the holding company for the Fund’s Investment Adviser and Distributor and certain other related companies engaged primarily in securities-related businesses. Rodger D. Shay is the majority stockholder of Shay Investment Services, Inc. The Investment Adviser’s principal office is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606.

Shay Assets Management, Inc. (together with its predecessor, Shay Assets Management Co.) has served as the Fund’s Investment Adviser since May 19, 1995. The Fund’s current Investment Advisory Agreement with Shay Assets Management, Inc. was approved by the shareholders of the Fund on November 13, 1997.

Under the Investment Advisory Agreement, the Investment Adviser is not liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund, except a loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services, (ii) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or (iii) reckless disregard by it of its obligations and duties under the agreement.

The Investment Advisory Agreement will continue in effect from year to year, subject to termination by the Fund or the Investment Adviser as described below, if such continuance is approved at least annually by the vote of the Fund’s Board of Directors and a majority of the directors of the Fund who are not “interested persons” of the Fund or of the Investment Adviser.

The Investment Adviser may terminate the Investment Advisory Agreement upon 90 days’ written notice to the Fund. The Investment Advisory Agreement can be terminated at any time without penalty by the Fund upon 30 days’ written notice to the Investment Adviser. The Investment Advisory Agreement will terminate automatically in the event of its assignment.

Certain directors and officers of the Fund also are directors, officers or employees of the Investment Adviser and its affiliates. See “Certain Other Affiliations and Business Relationships.”

Portfolio Managers

Other Accounts Managed by the Portfolio Managers. The table below indicates for each portfolio manager of the Fund information about the accounts over which the portfolio manager has day-to-day investment responsibility. All information on the number of accounts and total net assets in the table is as of December 31, 2005. For purposes of the table, “Other Pooled Investment Vehicles” may include investment partnerships, pooled separate accounts, and group trusts, and “Other Accounts” may include separate accounts for institutions or

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individuals, insurance company general or non-pooled separate accounts, pension funds and other similar institutional accounts.

Name of Portfolio Manager	Other Accounts Managed by the Portfolio Managers
Mark F. Trautman	Other Registered Investment Companies:	One (1) fund which had total assets of $73 million on December 31, 2005
	Other Pooled Investment Vehicles:	None
	Other Accounts:	None
John J. McCabe	Other Registered Investment Companies:	One (1) fund, which had total assets of $73 million on December 31, 2005
	Other Pooled Investment Vehicles:	None
	Other Accounts:	None

The Investment Adviser does not receive a fee based upon the investment performance of any of the accounts included in the table above.

When a portfolio manager is responsible for the management of more than one account, the potential arises for the portfolio manager to favor one account over another. The principal types of potential conflicts of interest that may arise are discussed below. For the reasons outlined below, the Fund does not believe that any material conflicts are likely to arise out of a portfolio manager’s responsibility for the management of the Fund as well as one or more other accounts. The Investment Adviser has adopted procedures that are intended to monitor compliance with the policies referred to in the following paragraphs. Generally, the risks of such conflicts of interests are increased to the extent that a portfolio manager has a financial incentive to favor one account over another. The Investment Adviser has structured its compensation arrangements in a manner that is intended to limit such potential for conflicts of interests. See “—Compensation of Portfolio Managers” below.

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A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply, such as “hot” public offerings and private placements. If, for example, a “hot” public offering that was expected to appreciate in value significantly shortly after the offering was allocated to a single account, that account may be expected to have better investment performance than other accounts that did not receive an allocation on the initial public offering. The Investment Adviser has policies that require a portfolio manager to allocate such investment opportunities in an equitable manner and generally to allocate such investments proportionately among all accounts with similar investment objectives.

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A portfolio manager may favor an account if the portfolio manager’s compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager. If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the portfolio manager’s bonus achieve the best possible performance to the possible detriment of other accounts. Similarly, if the Investment Adviser receives a performance-based advisory fee for a particular account, the portfolio manager may favor that account, whether or not the performance of that account directly determines the portfolio manager’s compensation. The investment performance on specific accounts is not a factor in determining the portfolio manager’s compensation. See “—Compensation of Portfolio Managers” below. The Investment Adviser does not receive a performance-based fee with respect to any of the accounts managed by the portfolio managers.

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A portfolio manager may favor an account if the portfolio manager has a beneficial interest in the account, in order to benefit a large client or to compensate a client that had poor returns. For example, if the portfolio manager held an interest in an investment partnership that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest. The Investment Adviser imposes certain trading restrictions and reporting requirements for accounts in which a portfolio manager or certain family members have a personal interest in order to confirm that such accounts are not favored over other accounts.

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If the different accounts have materially and potentially conflicting investment objectives or strategies, a conflict of interest may arise. For example, where a portfolio manager is responsible for accounts with differing investment objectives and policies, it is possible that the portfolio manager will conclude that it is in the best interest of one account to sell a portfolio security while another account continues to hold or increase the holding in such security. The Investment Adviser employs only one investment strategy in the management of its accounts. While these accounts have many similarities, the investment performance of each account will be different due to differences in fees, expenses and cash flows.

Compensation of Portfolio Managers. The Investment Adviser has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among its investment professionals and seeks to align the financial interests of the investment professionals with those of the shareholders of the funds they manage, through incentive payments based in part upon the relative investment performance of those funds. The Investment Adviser’s compensation arrangements with investment professionals are determined on the basis of the investment professional’s overall services to the Investment Adviser and not on the basis of specific funds or accounts managed by the investment professional. The structure of the Investment Adviser’s compensation of investment professionals is currently comprised of the following basic components: base salary, an annual bonus plan, as well as customary benefits that are offered generally to all full-time employees of

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the Investment Adviser. The following describes each component of the compensation package for the individuals identified as a portfolio manager for the Fund.

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Base Salary. Base compensation is fixed and normally reevaluated on an annual basis. The Investment Adviser seeks to set compensation at market rates, taking into account the experience and responsibilities of the investment professional.

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Bonus Plan. Investment professionals are eligible to receive an annual bonus, the amount of which is determined in part by a formula. Bonus arrangements are pursuant to a written plan, which is intended to provide a competitive level of annual bonus compensation. The investment performance of all accounts managed by the investment professional over 1, 3, 5, and 10-year periods are considered. The pre-tax performance of each account is measured against the same benchmark against which the results of each account’s performance are measured. The remaining portion of the bonus is based upon the assets in the accounts for which the portfolio manager has day-to-day responsibility, a percentage of the advisory fees received by the Investment Adviser from the managed accounts, and subjective evaluation of the investment professional’s performance.

•	Restricted Stock Grants. Some investment professionals may receive restricted stock grants, where the investment professional is offered the opportunity to purchase the stock.

While the investment performance of the accounts that an investment professional manages is a factor in determining an investment professional’s overall compensation, the investment professional’s compensation is not linked directly to the net asset value of any fund.

Share Ownership by the Portfolio Managers. Because shares of the Fund may be held only by Eligible Institutions, the portfolio managers of the Fund are not eligible to own, and do not own, any shares of the Fund.

Administrator, Transfer Agent and Custodian

Administrator and Transfer Agent. BISYS Fund Services Ohio, Inc. (“BISYS”), 3435 Stelzer Road, Columbus, Ohio 43219, is the Fund’s administrator and transfer agent. Pursuant to the terms of the Administration and Fund Accounting Agreements between the Fund and BISYS, BISYS performs various administrative services for the Fund, including (i)  maintenance of the Fund’s books and records, (ii) preparation of various filings, reports, statements and returns filed with governmental authorities or distributed to shareholders of the Fund and (iii) computation of the Fund’s net asset value for purposes of sales and redemptions of shares.

The Fund pays BISYS for its services as administrator and fund accountant a fee computed at the annual rate of 0.10% of the first $200 million of the Fund’s average net assets, 0.075% of the next $200 million of average net assets, with further reductions in the applicable rate for net assets in excess of $400 million, subject to a minimum annual charge of $80,400. BISYS has served as the Fund’s administrator and fund accountant since 1999. The amounts

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paid to BISYS for such services for the years 2003, 2004 and 2005 were $97,567, $101,242 and $110,420, respectively.

For an additional fee of $50,000 per year, BISYS also provides compliance services to the Fund and makes one of its employees available to serve as the Fund’s Chief Compliance Officer.

Certain other employees of BISYS also are officers of the Fund. See “Officers and Directors of the Fund.”

Custodian. The Bank of New York (the “Custodian”), One Wall Street, New York, New York, is the custodian of the Fund’s investments and has served in that capacity since 1999.

Distributor

Shay Financial Services, Inc. (the “Distributor”) is the distributor of the Fund. The Distributor is a Florida corporation that is controlled by Rodger D. Shay, who is an officer of the Fund. The principal business address of the Distributor is 230 West Monroe Street, Chicago, Illinois 60606.

The Fund has authorized the Distributor to undertake certain activities in connection with the continuous offer and sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor is obligated to use its best efforts to effect sales of shares of the Fund, but has no obligation to sell any particular number of shares. The Distributor does not receive any compensation from the Fund in connection with such activities.

Certain directors and officers of the Fund also are directors, officers or employees of the Distributor and its affiliates. See “Officers and Directors of the Fund.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, 1100 Huntington Center, 41 South High Street, Columbus, Ohio 43215, the independent registered public accounting firm of the Fund, audits and reports on the Fund’s annual financial statements and reviews the Fund’s tax returns.

PURCHASE AND SALE OF PORTFOLIO SECURITIES

The primary aim of the Fund in the allocation of portfolio transactions to various brokers is the attainment of best price and execution consistent with obtaining investment research services and statistical information at reasonable cost. The Investment Adviser is thus authorized to pay a brokerage commission in excess of the commission that another broker might have charged for effecting the same transaction in recognition of the value of efficient execution and research and statistical information provided by the selected broker. The research and statistical information that may be provided to the Investment Adviser consist primarily of written and electronic reports and presentations analyzing specific companies, industry sectors,

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the stock market and the economy. To the extent that the Investment Adviser uses such research and information in rendering investment advice to the Fund, the research and information tend to reduce the Investment Adviser’s expenses. The Investment Adviser may use research services and statistical information furnished by brokers through which the Fund effects securities transactions in servicing all of its accounts, and the Investment Adviser may not use all such services in connection with the Fund. In 2004 and 2005, the Fund did not engage in any such “soft dollar” brokerage transactions. The total amounts of brokerage commissions paid in 2003, 2004 and 2005 were $37,811, $16,242 and $13,931, respectively. The brokerage commissions paid by the Fund will vary from year to year based on the level of activity in the Fund’s portfolio.

Transactions in portfolio securities were effected during the calendar year 2005 through a total of 2 brokers, drawn from a list of brokers selected by the Investment Adviser on the basis of their ability to provide efficient execution of portfolio transactions. A large majority of the Fund’s portfolio transactions are executed on national securities exchanges through member firms. However, when the Investment Adviser believes that a better price can be obtained for the Fund, portfolio transactions may be executed in the third market. Portfolio transactions in unlisted securities are executed in the over-the-counter market. The brokerage list is reviewed continually in an effort to obtain maximum advantage from investment research and statistical information made available by brokers, and allocation among the brokers is made on the basis of best price and execution consistent with obtaining research and statistical information at reasonable cost. The Investment Adviser monitors the reasonableness of commissions paid by the Fund based on its experience in the market, and the Board of Directors periodically reviews the reasonableness of such commissions as well.

Neither the Fund nor any of its officers or directors, nor its Investment Adviser, is affiliated with any broker employed by the Fund in connection with the purchase or sale of portfolio securities or other investments.

EXPENSES OF THE FUND

The Fund is responsible for the payment of its expenses. Such expenses include, without limitation, the fees payable to the Fund’s Investment Adviser, administrator, transfer agent and custodian; brokerage fees and expenses; filing fees for the registration or qualification of the Fund’s shares under federal or state securities laws; taxes; interest; the cost of liability insurance, fidelity bonds, indemnification expenses; legal and auditing fees and expenses; any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against, the Fund for violation of any law; expenses of preparing and printing prospectuses, proxy materials, reports and notices and of mailing the same to shareholders and regulatory authorities; the compensation and expenses of the Fund’s directors and officers who are not affiliated with the Fund’s Investment Adviser or administrator; and any extraordinary expenses incurred by the Fund. Annual and semi-annual reports to shareholders include a statement of operational expenses.

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DESCRIPTION OF CAPITAL STOCK

The capital stock of the Fund consists of a single class of common shares with a par value of $1.00 per share. Each common share entitles the holder to one vote for the election of directors and on all other matters. These shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. All shares have equal rights to participate in any dividends declared and, in the event of liquidation, in the assets of the Fund. Upon issuance and payment in accordance with the terms herein described, the shares will be fully paid and nonassessable. There are no conversion rights, preemptive rights or sinking fund provisions with respect to the Fund’s shares.

Shares of stock of the Fund may not be sold or transferred to, or be owned by, any person other than an Eligible Institution.

GENERAL INFORMATION

Statements contained in the Prospectus and this Statement of Additional Information as to the contents of any contract or agreement or other document are not necessarily complete. In each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement of which the Prospectus and this Statement of Additional Information form a part, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

The audited financial statements of the Fund for the fiscal year ended December 31, 2005, including the notes thereto and the report of Ernst & Young LLP, contained in the Fund’s Annual Report to shareholders for the year ended December 31, 2005 (the “Annual Report”) are incorporated herein by reference. Ernst & Young LLP has audited such financial statements, and the financial statements are incorporated by reference in reliance on the report of Ernst & Young LLP and the authority of such firm as experts in accounting and auditing. The financial highlights for the years ended December 31, 2002, 2003 and 2004, also were audited by Ernst & Young LLP. The financial highlights for the years prior to 2002 were audited by another independent registered accounting firm. Except as set forth above, this Statement of Additional Information does not incorporate any other portion of the Annual Report.

The Fund will provide a copy of the Annual Report without charge to each person to whom this Statement of Additional Information is delivered. Investors should direct requests to the Fund in writing c/o the Fund’s Distributor, Shay Financial Services, Inc., 230 West Monroe Street, Chicago, Illinois 60606, or by telephone at 800-527-3713.

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PART C. OTHER INFORMATION

Item 23. Exhibits

(a)	Certificate of Incorporation

(1)	Restated Certificate of Incorporation of the Registrant. Previously filed with Amendment No. 9 as Exhibit 1.

(2)	Amendment to Certificate of Incorporation to change the name of the Fund. Previously filed with Amendment No. 15 as Exhibit (a)(2).

(b)	By-Laws of the Registrant.

(c)	Instruments Defining Rights of Security Holders

(1)	Form of Certificate for Common Stock. Previously filed with Amendment No. 2 as Exhibit 4.

(2)	Articles Third, Fourth, Ninth, Tenth and Eleventh of Certificate of Incorporation. (See Exhibit (a).)

(3)	Articles II, VI, VII, VIII, IX, XV and XVI of By-Laws. (See Exhibit (b).)

(d)	Investment Advisory Agreement dated as of December 9, 1997, between the Registrant and Shay Assets Management, Inc. Previously filed with Amendment No. 10 as Exhibit 5.

(e)	Distribution Agreement dated as of December 9, 1997, between the Registrant and Shay Financial Services, Inc. Previously filed with Amendment No. 10 as Exhibit 9(c).

(f)	Not Applicable.

(g)	Custodian Agreements

(1)	Custodian Services Agreement dated as of July 30, 1999, between the Registrant and The Bank of New York. Previously filed with Amendment No. 12 as Exhibit G(1).

(2)	Domestic Custodian Fee Schedule dated as of August 25, 1999, between the Registrant and The Bank of New York. Previously filed with Amendment No. 12 as Exhibit G(2).

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(3)	Cash Management Agreement dated as of July 30, 1999, between the Registrant and The Bank of New York. Previously filed with Amendment No. 12 as Exhibit G(3).

(h)	Other Material Contracts

(1)	Administration Agreement dated as of August 1, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(1).

(2)	Transfer Agency Agreement dated as of September 13, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(2).

(3)	Fund Accounting Agreement dated as of August 1, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(3).

(4)	Omnibus Fee Agreement dated as of August 1, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(4).

(5)	Compliance Services Agreement dated as of October 1, 2004, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 17 as Exhibit H(5).

(6)	Schedule A dated October 1, 2005 to Compliance Services Agreement between the Registrant and BISYS Fund Services Ohio, Inc.

(i)	Not Applicable.

(j)	Not Applicable.

(k)	Not Applicable.

(l)	Not Applicable.

(m)	Not Applicable.

(n)	Not Applicable.

(o)	Reserved.

(p)	Code of Ethics

(1)	Code of Ethics of the Registrant and the Distributor.

(2)	Code of Ethics of the Investment Adviser.

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Item 24. Persons Controlled by or under Common Control with Registrant

Not Applicable.

Item 25. Indemnification

Sections 721-726 of the New York Business Corporation Law provide that a New York corporation shall have the power and, in certain cases, the obligation to indemnify officers or directors against certain liabilities. Article XVII of the by-laws of the Registrant provides that the Registrant shall indemnify directors or officers to the full extent permitted by New York law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

In addition, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, indemnification by the Registrant of its directors and officers against liabilities arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices is against public policy and, therefore, unenforceable. In the event that any questions arise as to the lawfulness of indemnification under the Investment Company Act of 1940 or the advancement of legal fees or other expenses incurred by its officers and directors, the Registrant will not advance such expenses or provide such indemnification unless there has been a determination by a court, by a vote of a majority of a quorum consisting of disinterested, non-party directors, or by independent legal counsel in a written opinion or by other reasonable and fair means that such indemnification or advancement would not violate Section 17 of the Investment Company Act of 1940 and the rules and regulations thereunder.

In addition, the Registrant has entered into a Directors and Officers Liability Insurance Policy that insures against loss which any directors or officers of the Registrant are obligated to pay by reason of claims based on actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any matter claimed against them solely by reason of their being directors or officers. The policy does not protect or purport to protect any director or officer against any loss arising from fines or penalties imposed by law or matters which may be deemed uninsurable under the law.

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Item 26. Business and Other Connections of the Investment Adviser

Incorporated herein by reference from the Statement of Additional Information are the following: the description of the business of Shay Assets Management, Inc. (the “Investment Adviser”) contained in the section entitled “Investment Advisory and Other Services;” the information concerning the organization and controlling persons of Shay Financial Services, Inc. (the “Distributor”) contained in the section entitled “Investment Advisory and Other Services;” and the biographical information pertaining to Messrs. Shay, Sammons, McCabe, Trautman and Ellenwood contained in the section entitled “Officers and Directors of the Fund.”

The principal office of the Investment Adviser is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois, 60606. The Investment Adviser’s investment advisory activities relating to the Fund are conducted out of its office in New York City. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc. (“SISI”). SISI is a closely held corporation controlled by Rodger D. Shay, Sr. (who also is an officer of the Fund) and Rodger D. Shay, Jr. Shay Financial Services, Inc. (“SFSI”), First Financial Trust Company (“FFTC”) and First Financial Bank and Trust Co. (“FFBT”) are also wholly-owned subsidiaries of SISI. The principal offices of SISI and SFSI are located at 1000 Brickell Avenue, Miami, Florida, 33131. FFTC is located at 8500 Freeport Parkway South, Suite 130, Irving Texas 75063. FFBT is located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764.

Rodger D. Shay, Sr. is the sole director of the Investment Adviser and Chairman of SISI, and SFSI. Edward E. Sammons, Jr. is Chairman of the Investment Adviser and Executive Vice President of SISI and SFSI. Rodger D. Shay, Jr. is the President and Chief Executive Officer of SFSI and President of the Investment Adviser. Rodger D. Shay, Jr. also is a director of Family Financial Life Insurance Company and of FFBT. Robert T. Podraza is a Vice President of the Investment Adviser, SISI and SFSI.

SFSI is a securities broker-dealer registered with the Securities and Exchange Commission. FFTC is a Texas trust company which provides custodial services, primarily for institutional customers of SFSI.

The Investment Adviser acts as investment adviser to the Fund and one other registered investment company, Asset Management Fund, and as subadviser to the John Hancock Large Cap Select Fund and one equity portfolio and two fixed-income portfolios of RSI Retirement Trust.

Item 27. Principal Underwriters

(a) The Distributor, Shay Financial Services, Inc., serves as the principal distributor for Asset Management Fund, a Delaware statutory trust, in addition to serving the Fund.

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(b) The names, principal business addresses, positions with the Distributor and positions and offices with the Fund of each director and officer of the Distributor are set forth in the following table.

Name and Principal Business Address of Director or Officer of the Distributor	Positions and Offices with the Distributor	Positions and Offices with the Fund
Rodger D. Shay, Sr. 1000 Brickell Avenue Miami, Florida 33131	Chairman and Director	Vice President and Assistant Secretary
Rodger D. Shay, Jr. 1000 Brickell Avenue Miami, Florida 33131	President and Chief Executive Officer	None
Edward E. Sammons, Jr. 230 West Monroe Street Chicago, Illinois 60606	Executive Vice President	Vice President and Secretary
Robert T. Podraza 1000 Brickell Avenue Miami, Florida 33131	Vice President and Chief Compliance Officer	None
Daniel K. Ellenwood 230 West Monroe Street Chicago, Illinois 60606	Vice President	Anti-Money Laundering Compliance Officer

Item 28. Location of Accounts and Records

The books and other documents required to be maintained pursuant to Rule 31a-1(b)(10) are in the physical possession of the Fund’s Investment Adviser, Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606; accounts, books and other documents required by Rule 31a-1(b)(5) through (7) and Rule 31a-1(f) are in the physical possession of Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606; all other books, accounts and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of BISYS Fund Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219 or 100 Summer Street, Suite 1500, Boston, Massachusetts 02110.

Item 29. Management Services

Not Applicable.

Item 30. Undertakings

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on April 28, 2006.

ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.

By:	/s/ JOHN J. McCABE
John J. McCabe
Vice President